                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: March 12, 2002



                                 THE KROGER CO.
             (Exact name of registrant as specified in its charter)


An Ohio Corporation                    No. 1-303                  31-0345740
(State or other jurisdiction        (Commission File            (IRS Employer
of incorporation)                        Number)                   Number)


1014 Vine Street
Cincinnati, OH  45201
(Address of principal
executive offices)

Registrant's telephone number:  (513) 762-4000


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Item 5.  Other Events

         On November 13, 2001, the Company's Registration Statement of Form S-3, bearing registration no. 333-70776, was declared effective. Attached hereto as Exhibit 24.1.1 is additional authorization documentation related to that Registration Statement.

         On March 12, 2002, the Company released its earnings for the fourth quarter of 2001 and for fiscal year 2001. Attached hereto as Exhibit
         99.1 is the text of that release.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c) Exhibits:

             99.1 Earnings release for fourth quarter 2001 and fiscal year 2001.

Item 9.  Regulation FD Disclosure

         For purposes of completing models, the Company's best estimates of reasonable assumptions for fiscal year 2002 are as follows:

         EPS growth -                              10-12% above 2001 EPS of $1.48

         Square footage growth -                   3.5-4.5%, excluding major
                                                   acquisitions and operational
                                                   closings

         Identical store sales growth goal
         (including supermarket fuel sales)        Q1 2002 to exceed Q3 2001;
                                                   2-3% over product cost inflation by end of 2003

         Capital expenditures -                    $2.1 billion, excluding acquisitions

         Depreciation -                            $1,055-1,075 million

         Goodwill amortization -                   Full year  benefit  of $0.11 per share from
                                                   no longer amortizing goodwill

         Interest expense -                        $585-600 million, based on current rates

         Diluted shares outstanding -              Beginning of 2002         =    812 million
                                                   End of 2002               =    798 million
                                                   Average outstanding
                                                     for the year            =    805 million

         LIFO -                                    $35 million charge

         Tax rate -                                37.6%

         Inflation estimate -                      0%, based on current
                                                   conditions





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


         New, relocated or
            expanded stores -                      100-110, excluding acquisitions

         Remodels -                                140-150

         Supermarket fuel stations -               120-130

         One time and merger
            related expenses -                     $20-30 million

         Expenses to implement
           strategic growth plan -                 $37.5-52.5 million



Our ability to achieve the expected increases in sales and earnings could be adversely affected by the competitive environment in which we operate. In addition any labor dispute, delays in opening new stores, or changes in the economic climate could cause us to fall short of our sales and earnings targets. In addition, increases in sales of our corporate brand products and the "sister store" impact of our new store openings, could adversely affect identical store sales. Our capital expenditures could fall outside of the expected range if we are unsuccessful in acquiring suitable sites for new stores, if development costs exceed those budgeted, or if our logistics and technology projects are not completed in the time frame expected or on budget. Square footage growth and the number of store projects completed during the year are dependent upon our ability to acquire desirable sites for construction of new facilities, as well as the timing of completion of projects. Our ability to increase same store sales could be adversely affected by increased competition and sales shifts to other stores that we operate. Depreciation and amortization may vary from our estimates due to the timing of new store openings. Interest expense will vary with changes in capital markets and the amount of debt that we have outstanding. LIFO will be affected by vendor promotions and changes in the cost of inventory. While we expect to achieve benefits through logistics and technology, development of new systems and integration of systems due to our merger with Fred Meyer carry inherent uncertainties, and we may not achieve the expected benefits. Unforeseen difficulties in integrating any acquired entity with Kroger could adversely affect our ability to meet our other expectations. The average diluted shares outstanding may vary based on the market price of our stock, the number of shares we repurchase and the number of stock awards made during the year. The amount and timing of future one-time, merger-related costs could be adversely affected by our ability to convert remaining systems as planned and on budget. The cost associated with implementation of our strategic growth plan, as well as the amount and timing of our expected cost reductions, could be affected by a worsening economy, increased competitive pressures, and any inability on our part to implement the strategic growth plan when expected. Any change in tax laws, the regulations related thereto, or the interpretation thereof by federal, state or local authorities could affect our expected tax rate.



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                          THE KROGER CO.



March 12, 2002                             By: (Paul Heldman)
                                               ------------------------------
                                               Paul Heldman
                                               Senior Vice President, Secretary
                                                  and General Counsel




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                                  EXHIBIT INDEX



Exhibit No.                           Exhibit
-----------                           -------

24.1.1          Powers of Attorney.

99.1            Earnings release for fourth quarter 2001 and fiscal year 2001.